Free Writing Prospectus
Filed Pursuant to Rule 433
Dated August 18, 2015
Registration Statement Nos. 333-188672-01 and 333-188672-08

$1.75B TOYOTA AUTO RECEIVABLES 2015-C OWNER TRUST ($1.082B+ OFFERED NOTES)

JT-BOOKS:  Barclays (str), MUFG, Soc Gen

CO-MGRS :  JPM, Lloyds, UniCredit

	NOTE BAL	OFFER AMT
CLS	($MM)	($MM)	WAL	M/S	WIN	E.FIN	L.FIN	SPD	YLD	COUP	PX

A-2A	390.000	351.000	0.99	Aaa/AAA	7-18	02/17	02/18	E+33	0.930%	0.92%	99.99196

A-2B	179.000	161.100	0.99	Aaa/AAA	7-18	02/17	02/18	1ML+33			100.0000

A-3	479.000	431.100	2.06	Aaa/AAA	18-34	06/18	06/19	IS+38	1.351%	1.34%	99.98540

A-4	155.250	139.725	3.17	Aaa/AAA	34-42	02/19	12/20	IS+40	1.700%	1.69%	99.98766

TICKER	: TAOT 2015-C	REGISTRATION	: PUBLIC/SEC-REG

EXPECTED PXG	: PRICED	EXPECTED RATINGS	: MOODY'S/S&P

EXPECTED SETTLE	: 08/26/15	PXG SPEED	: 1.3% ABS TO 5% CALL

FIRST PAY	: 09/15/15	ERISA ELIGIBLE	: YES

BILL & DELIVER	: BARCLAYS	MIN DENOMS	: $1K x $1K

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.